Exhibit 10.7

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “First Amendment”) is entered into as of August 2, 2018 (the “Amendment Effective Date”) by and between KENSINGTON PROPERTY HOLDINGS, LLC, a Delaware limited liability company (“Seller”) and RESOURCE APARTMENT OP III, LP, a Delaware limited partnership (“Purchaser”).
RECITALS
WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Agreement dated as of July 23, 2018 (the “Original Agreement” and together with this First Amendment, the “Agreement”), regarding certain land, improvements and other property located in the City of Riverview, Hillsborough County, Florida, as more particularly described in the Original Agreement (collectively, the “Property”). The Original Agreement is incorporated herein by reference, subject to the terms of this First Amendment; and
WHEREAS, the Seller has agreed to reduce the Purchase Price by $150,000.00 and Purchaser has agreed to accept such reduction in the Purchase Price.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.Recitals; Definitions. The above Recitals are incorporated herein by reference. All capitalized terms used in this First Amendment shall have the meanings given to such terms as set forth in the Original Agreement unless otherwise defined or noted herein and all references in the Original Agreement to “this Agreement” shall be references to the Original Agreement as amended by this First Amendment.
2.    Purchase Price. Notwithstanding anything to the contrary in the Original Agreement, it is understood and agreed by the parties that the Purchase Price (as defined in Section 2.1 of the Original Agreement) is hereby reduced to TWENTY-EIGHT MILLION SEVEN HUNDRED THOUSAND AND 00/100 DOLLARS ($28,700,000.00) and hereafter all references to the term Purchase Price in the Agreement shall be to the Purchase Price as reduced by this First Amendment.
3.    Polybutylene Plumbing. In consideration of the foregoing reduction to the Purchase Price, Purchaser hereby accepts and assumes any and all issues and matters related to any polybutylene plumbing present or existing at the Property.
4.    Counterparts. This First Amendment may be executed in counterparts, each of which shall be deemed an original but all of which, taken together, shall constitute one and the same instrument. A counterpart of this First Amendment signed by one party to this First Amendment and sent by facsimile, electronic mail or similar electronic transmission to the other party to this First Amendment or its counsel (i) shall have the same effect as an original signed counterpart of this First Amendment, and (ii) shall be conclusive proof, admissible in judicial proceedings, of such party’s execution of this First Amendment.

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5.    Binding Effect. Except as modified by this First Amendment, all the terms of the Original Agreement shall remain unchanged and in full force and effect. To the extent of any conflict between the terms and provisions hereof and those contained in the Original Agreement, the terms and provisions of this First Amendment shall control.
IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first set forth above.

SELLER:

KENSINGTON PROPERTY HOLDINGS, LLC
a Delaware limited liability company

By:    Kensington Associates Holdings, LLC
a Delaware limited liability company
its Managing Member

By:    Kensington Ventures, LLC
a Florida limited liability company, its Managing Member

By:    /s/ Reuven Oded
Name: Reuven Oded
Title: Manager

PURCHASER:

RESOURCE APARTMENT OPPORTUNITY OP III, LP, a Delaware limited partnership

By:	Resource Apartment REIT III, Inc., its general partner

By:	/s/ Shelle Weisbaum
Name: Shelle Weisbaum
Title: SVP, CLO & Secretary

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[Signature Page to First Amendment to Purchase and Sale Agreement]

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